Exhibit (p)(37)

PACIFIC SELECT FUND

PACIFIC FUNDS

CERTIFICATION AS TO THE ADOPTION OF

PROCEDURES PURSUANT TO RULE 17j-1 OF THE

INVESTMENT COMPANY ACT OF 1940

Pursuant to Rule 17j-l promulgated under the Investment Company Act of 1940, as amended, Scout Investments, Inc.

(Name of Sub-Adviser)

does hereby certify that (1) it has adopted a Code of Ethics that complies with Rule 17j-l, as currently in effect, and (2) that such Code of Ethics contains procedures reasonably necessary to prevent Access Persons (1) from violating the Code of Ethics, such procedures being set forth in the Code, and (3) there were no material violations from Access Persons of the Pacific Select Fund [and Pacific Funds] (“Trust” [or “Trusts”]) (other than those listed below) during the second quarter of 2017.

I warrant and represent that no language in this form of certification that was sent to us by the Advisor has been changed with the exception of the open fields that sub-advisers are required to complete; and if any changes were made, they are deemed null and void. By execution of this certification below, I certify to the form of certification originally provided to me by the Advisor.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of 8/14/17.
(Date)

/s/ Scott A. Betz
Signature of Chief Compliance Officer

Scott A. Betz
Name

(1) PLFA defines a Code of Ethics Access Person as any employee of Sub-Adviser who has access to non-public trading or portfolio securities holdings information of PSF/PF (the “Trusts”); or is involved in the securities recommendations regarding the PSF/PF Funds; or has access to such non-public recommendations regarding the Trusts.

Revised 01/01/2017